Exhibit 3.311

ARTICLES OF ORGANIZATION

OF

INTERNATIONAL RIVERCENTER LESSEE, L.L.C.

The undersigned hereby forms INTERNATIONAL RIVERCENTER LESSEE, L.L.C. (the “Company”) as a limited liability company in accordance with the laws of the State of Louisiana, including but not limited to the Louisiana Limited Liability Company Law.

1. Name. The name of the Company shall be INTERNATIONAL RIVERCENTER LESSEE, L.L.C.

2. Purposes. The purposes of the Company shall be to engage in any lawful activity for which a limited liability company may be formed under the Louisiana Limited Liability Company Law.

3. Organizer. The full name and address of the organizer is:

Robert C. Carpenter

2 Poydras Street, 2nd floor

New Orleans, LA 70140

4. Certification. Robert C. Carpenter shall be the certifying official with the power to establish the membership of any member, the authenticity of any record, or the authority of any person to act on behalf of the Company, pursuant to LA. R.S. 1305(C)(5).

5. Management. The business and affairs of the Company shall be managed by its members, in accordance with the standards and procedures set forth on the Operating Agreement (defined below).

6. Operating Agreement. The internal affairs of the Company shall be regulated by an Operating Agreement (the “Operating Agreement”) between the Members, except that with respect to any matters covered by the Articles of Organization of the Company, the Articles of Organization of the Company and not the Operating Agreement shall govern. No provision of the Articles of Organization of the Company may be varied, altered or eliminated by the Operating Agreement.

7. Limitation of Liability. The members of the Company shall have the benefit of all of the privileges, immunities, and limitations of liability provided in the Louisiana Limited Liability Company Law.

THUS DONE AND SIGNED on this 6th day of November, 2003.

/s/ Robert C. Carpenter
Robert C. Carpenter, Organizer

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this 6th day of November, 2003, before me, the undersigned authority, personally came and appeared;

Robert C. Carpenter

to me personally known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed it as his free act and deed.

New Orleans, Louisiana, this 6th day of November, 2003.

WITNESSES:

/s/ Mary B Sears	/s/ Robert C. Carpenter
Robert C. Carpenter, Organizer

/s/ Linda B. Ashley

/s/ [Illegible Signature]
NOTARY PUBLIC